Exhibit 99.1

Alico, Inc. Announces Fiscal Year 2017 Fourth Quarter Dividend
Per share cash dividend of $0.06 cents to be paid on October 16, 2017

Fort Myers, FL, September 15, 2017 — Alico, Inc. (“Alico”) (NASDAQ:ALCO), a holding company with assets and related operations in agriculture and natural resources, today announced that its Board of Directors declared a Fourth quarter cash dividend in the amount of $0.06 per share on its outstanding common stock. The dividend is to be paid to shareholders of record as of September 29, 2017, with payment expected on October 16, 2017.

About Alico

Alico is a holding company with assets and related operations in agriculture and natural resources. In addition to its citrus operations, Alico is currently involved in cattle ranching, water management, mining and other natural resources. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ:ALCO) at www.alicoinc.com.

Forward-Looking Statements

We provide forward-looking information in this release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on our current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These assumptions are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks factors described in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.
Investor Contact:

John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com